Exhibit 99.1

NOTICE OF REDEMPTION

TO THE HOLDERS OF SECURITY FEDERAL CORPORATION

5.25% FIXED-TO-FLOATING RATE SUBORDINATED NOTES DUE 2029

(the “10-Year Notes”)

Notice is hereby given that Security Federal Corporation (the “Company”) has elected to redeem all of its outstanding 10-Year Notes as of November 22, 2024 (the “Redemption Date”) pursuant to Section 4 of the 10-Year Notes. Each of the 10-Year Notes will be redeemed at 100% of the principal amount thereof plus accrued and unpaid interest to but excluding the Redemption Date (the “Redemption Price”).

Capitalized terms used but not defined in this Notice have the meanings given to them in the 10-Year Note.

On the Redemption Date, all of the outstanding ($16,500,000 in the aggregate) 10-Year Notes will become due and payable. Payment of the Redemption Price will be made upon presentation and surrender to the Company at the Payment Office.

The method of delivery of the 10-Year Notes is at the option and risk of the holder thereof, but if mail is used, certified or registered mail, properly insured, is recommended for your protection.

On and after the Redemption Date, interest shall cease to accrue on the 10-Year Notes.

SECURITY FEDERAL CORPORATION
         as the COMPANY

Dated: October 17, 2024